Exhibit (q2)

POWER OF ATTORNEY

I, the undersigned, hereby constitute and appoint Alan Goodson, Megan Kennedy, Jennifer Nichols and Lucia Sitar, each of them singly, my true and lawful attorney with full power to them and each of them to sign for me and in my name, in my capacity as Director, any and all amendments, including post-effective amendments, to the Registration Statement on Form N-1A of ABERDEEN GLOBAL SELECT OPPORTUNITIES FUND INC., and to file the same with all exhibits thereto, and other documents in connection therewith, such filing to be made with the Securities and Exchange Commission, granting unto said attorney, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue hereof.

WITNESS my hand on the 11th day of September 2013.

Signature	Title

/s/ Antoine Bernheim	Director
Antoine Bernheim

/s/ Thomas Gibbons	Director
Thomas Gibbons

/s/ Cynthia Hostetler	Director
Cynthia Hostetler

/s/ Gary Marshall	Director
Gary Marshall

/s/ Robert S. Matthews	Director
Robert S. Matthews

/s/ Peter Wolfram	Director
Peter Wolfram